Exhibit 21

                   OWENS & MINOR, INC. AND SUBSIDIARIES
                      SUBSIDIARIES OF REGISTRANT

Subsidiary                         State of Incorporation

Owens & Minor Medical, Inc.                  Virginia

National Medical Supply Corporation          Delaware

Owens & Minor West, Inc.                     California

Koley's Medical Supply, Inc.                 Nebraska

Lyons Physician Supply Company               Ohio

A. Kuhlman & Company                         Michigan

Stuart Medical, Inc.                         Pennsylvania

O&M Funding Corp.                            Virginia